May 26, 1998


Dear Shareholders:

     Enclosed are the annual report of Tridan Corp. for the fiscal year ended April 30, 1998, and the proxy statement outlining the matters to be voted upon at the June 16, 1998 shareholders' meeting.

     For the fiscal year ended April 30, 1998, the Company's investment income - net was approximately $.55 per share and net realized capital gains were approximately $.10 per share, while $.70 per share was distributed to the shareholders. As you know, these distributions except for capital gains are exempt from Federal income tax.

     The Annual Shareholders' Meeting will be held on Tuesday,
June 16, 1998, at 10:00 A.M. at the offices of Kantor, Davidoff, Wolfe, Rabbino, Mandelker & Kass, P.C. 17th Floor, 51 East 42nd Street, New York City, New York, 10017. The enclosed proxy statement outlines the matters to be voted upon at this meeting which each shareholder is invited to attend. If you cannot attend, I urge you to fill in, sign and promptly return the enclosed proxy so that, at least, your shares will be represented at the meeting.

                               Sincerely,

                               TRIDAN CORP.



                               Peter Goodman, President






                  TRIDAN CORP.

                 ANNUAL REPORT

      YEARS ENDED APRIL 30, 1998 AND 1997

                    with

         INDEPENDENT AUDITOR'S REPORT






                TRIDAN CORP.

             TABLE OF CONTENTS





                                                                  Page
                                                                  ----

INDEPENDENT AUDITOR'S REPORT                                        1

FINANCIAL STATEMENTS

Statements of Assets and Liabilities at
April 30, 1998 and 1997                                             2

Schedules of Investments in Municipal Obligations at
April 30, 1998 and 1997                                            3-6

Statements of Operations for the
Years Ended April 30, 1998 and 1997                                 7

Statements of Changes in Net Assets for the
Years Ended April 30, 1998, 1997 and 1996                           8

Notes to Financial Statements                                      9-12

LESLIE SUFRIN AND COMPANY, P.C.
CERTIFIED PUBLIC ACCOUNTANTS
325 FIFTH AVENUE
NEW YORK, N.Y. 10016
LESLIE SUFRIN, C.P.A.  (212) 696-4800
CHARLES TROPIANO, C.P.A.  FAX (212) 481-1638
BARBARA ISRAEL, C.P.A.  FAX (212) 481-1696
ROY ANDERSON, C.P.A. sufrinco@.idt.net





INDEPENDENT AUDITOR'S REPORT


To the Shareholders and Board of Directors
Tridan Corp.


We have audited the accompanying statements of assets and liabilities of Tridan Corp., including the schedules of investments in municipal obligations, at April 30, 1998 and 1997 and the related statements of operations for the years then ended, the statements of changes in net assets for each of the three years in the period then ended and the selected per share data and ratios for each of the five years in the period then ended. These financial statements and selected per share data and ratios are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements and per share data and ratios based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and per share data and ratios are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. Our procedures included confirmation of securities owned at April 30, 1998 and 1997 by correspondence with the custodian. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements and the selected per share data and ratios referred to above present fairly, in all material respects, the financial position of Tridan Corp. at April 30, 1998 and 1997, the results of its operations for the years then ended, the changes in its net assets for each of the three years in the period then ended and the selected per share data and ratios for each of the five years in the period then ended, in conformity with generally accepted accounting principles.





May 19, 1998


                        TRIDAN CORP.

           STATEMENTS OF ASSETS AND LIABILITIES

                  April 30, 1998 and 1997


ASSETS                                                      1998         1997
------                                                      ----         ----
Investments in municipal obligations, at
market value (amortized cost - $36,164,626
and $34,729,443,  respectively)                      $37,749,270  $35,832,542

Cash and cash equivalents                                512,173    2,189,569

Accrued interest receivable                              623,430      607,284

Prepaid insurance                                          4,023        4,023
                                                     -----------   ----------
Total assets                                         $38,888,896  $38,633,418
                                                     -----------   ----------

LIABILITIES

Accrued liabilities                                       82,246       67,415

Common stock redemption payable (Note 4)                       -       89,685
                                                     -----------   ----------
Total liabilities                                         82,246      157,100
                                                     -----------   ----------
Contingency (Note 6)


NET ASSETS
----------
Net assets [equivalent to $12.37 and $12.25
per share,respectively, based on 3,138,061.6805
shares and 3,140,716.616 shares of common stock
outstanding, respectively (Note 4)]                  $38,806,650  $38,476,318
                                                     ===========  ===========

                    The accompanying notes are an integral
                      part of these financial statements

                                -2-

                                          TRIDAN CORP.

                        SCHEDULES OF INVESTMENTS IN MUNICIPAL OBLIGATIONS


                                    April 30, 1998 and 1997
                                                              1998                                      1997
                                          ---------------------------------------   --------------------------------------
                                            Principal     Amortized      Market      Principal      Amortized     Market
                                             Amount         Cost          Value       Amount          Cost         Value
                                          ------------- ----------- -------------   -----------   -----------  -----------

Revenue Backed
Metropolitan Transportation Authority
Service Contract Commuter Facilities
5-3/4% due July 1, 2008                   $ 1,000,000   $   967,737   $ 1,059,460   $ 1,000,000   $   965,655  $ 1,004,370

6-5/8% due July 1, 2002                     1,000,000     1,000,853    1 ,077,210     1,000,000     1,001,026    1,060,990

Metropolitan Transportation Authority
Commuter Facilities Revenue, 3rd Series
7-1/4% due July 1, 1998                             -             -             -     1,000,000       999,477    1,031,300

Municipal Assistance Corp. for N.Y.C.
N.Y. Public Imp Unlimited Tax
6% due July 1, 2006                         1,000,000     1,059,309     1,088,010     1,000,000     1,065,029    1,059,590

Municipal Assistance Corp. for N.Y.C.
N.Y. Resolution:
6-5/8% due July 1, 2003                       250,000       248,158       270,405       250,000       247,890      268,398

6-5/8% due July 1, 2002                       750,000       746,689       814,695       750,000       746,073      807,428

The Trust for Cultural Resources of
N.Y.C. Rev Ref Bonds Series
Adjusted rate due April 1, 2005             1,000,000     1,000,000     1,014,120     1,000,000     1,000,000      979,520

N.Y.S. Dormitory Authority - State
University Educational Facilities:
7-1/2% due May 15, 2011                       590,000       577,590       726,650       590,000       577,096      685,863

5-1/4% due May 15, 2004                     1,000,000     1,024,905     1,035,800             -             -            -

7.30% due May 15, 2000                        735,000       735,000       779,423       735,000       735,000      780,239

N.Y.S. Environmental Facilities
Pollution Control - Revolving Fund
7.15% due March 15, 2002                      400,000       400,000       416,768       400,000        400,000      423,340

N.Y.S. Local Government Assistance Corp.:
5.70% due April 1, 2003                     1,000,000       995,677     1,051,890     1,000,000        994,986    1,030,280

5.60% due April 1, 2002                     1,000,000       998,196     1,039,660     1,000,000        997,822    1,027,630

6-3/4% due April 1, 2001                      250,000       249,351       266,195       250,000        249,173      265,785


                               The accompanying notes are an integral
                                 part of these financial statements.

                                            -3-


                                    TRIDAN CORP.

                 SCHEDULES OF INVESTMENTS IN MUNICIPAL OBLIGATIONS
                                   (Continued)

                             April 30, 1998 and 1997


                                                             1998                                            1997
                                           ---------------------------------------   --------------------------------------
                                             Principal     Amortized      Market      Principal      Amortized    Market
                                              Amount         Cost          Value       Amount          Cost        Value
                                           ------------- ----------- -------------   -----------    ----------- -----------
Revenue Backed (continued)
N.Y.S. Medical Care Facilities
Finance Agency - (FHA) Hospital
Revenue Insured Mortgages
7.10% due February 15, 2000                $    50,000      $ 50,000     $  52,498   $   95,000     $   95,000  $  100,659

N.Y.S. Thruway Authority - Local
Highway and Bridge
6% due April 1, 2002                         1,000,000     1,022,154     1,048,370    1,000,000      1,027,106   1,032,050

N.Y.S. Urban Development Corp.
Purp Rev Sub Lien
6% due July 1, 2005                          1,500,000     1,579,760     1,619,115    1,500,000      1,588,762   1,581,150

Power Authority of N.Y.S.
General Purpose Revenue:
6-1/2% due January 1, 2008                   1,675,000     1,733,127     1,906,719    1,675,000      1,737,445   1,852,064

6-5/8% due January 1, 2003                   1,000,000     1,025,051     1,090,470    1,000,000      1,029,569   1,086,570

6.40% due January 1, 2000                            -             -             -    1,000,000      1,000,352   1,042,390
                                            ----------    ----------    ----------   ----------     ----------  ----------
                                            15,200,000    15,413,557    16,357,458   16,245,000     16,457,461  17,119,616
                                            ----------    ----------    ----------   ----------     ----------  ----------

Insured
-------
Mt. Sinai, N.Y. Union Free School District
6.20% due February 15, 2011                  1,070,000     1,065,240     1,195,169    1,070,000      1,065,018   1,162,116

Municipal Assistance Corp. for N.Y.C.
5-1/4% due July 1, 2002                        500,000       509,260       516,475    1,500,000      1,533,671   1,536,975

N.Y.C. General Purpose
Unlimited Tax Series
6-3/4% due February 1, 2009                  1,000,000     1,162,140     1,154,410            -              -           -

N.Y.C. Municipal Water Authority
6.0% due June 15, 2009                       2,000,000     2,232,077     2,207,620            -              -           -

N.Y.C. Ref Unlimited
6-3/4% due August 15, 2003                     500,000       547,494       553,840      500,000        555,227     547,605

N.Y.S. Dormitory Authority - Ref
City University
5-3/4% due July 1, 2012                      1,000,000     1,024,272     1,077,280    1,000,000      1,025,379   1,029,550


                                  The accompanying notes are an integral
                                    part of these financial statements.
                                                    -4-

                                   TRIDAN CORP.

                 SCHEDULES OF INVESTMENTS IN MUNICIPAL OBLIGATIONS
                                   (Continued)

                              April 30, 1998 and 1997
                                                                 1998                                            1997
                                             ---------------------------------------   -------------------------------------
                                               Principal     Amortized      Market      Principal      Amortized     Market
                                                Amount         Cost          Value       Amount          Cost         Value
                                             ------------- ----------- -------------   -----------   -----------  ----------
Insured (continued)
N.Y.S. Dormitory Authority - Pace University
6-1/2% due July 1, 2009                      $  1,000,000  $ 1,131,579 $   1,146,050   $         -    $       -   $        -

N.Y.S. Dormitory Authority - City
University Sys Cons.
6-1/4% due July 1, 2005                           500,000      537,016       549,795       500,000       541,210     538,750

N.Y.S. Medical Care Facilities Finance Agency
- Beth Israel Medical Center Project
7.20% due November 1, 1998                              -            -             -     1,000,000     1,000,000   1,055,650

N.Y.S. Thruway Authority - Highway
and Bridge Trust Fund
6.40% due April 1, 2004                           500,000      518,603       548,945       500,000       521,181     541,290

City of Oswego, N.Y. Public Improvement:
6.40% due May 15, 2002                            500,000      500,889       538,280       500,000       501,077     538,120

6.40% due May 15, 2001                            500,000      501,978       531,210       500,000       502,551     533,060

Commonwealth of Puerto Rico
General Obligation
5-1/2% due July 1, 2006                           600,000      637,208       637,266       600,000       640,886     618,942

Puerto Rico Electric Power Authority
Rev Ref Perm Link Stars & Stripes
5.80% due July 1, 2005                            500,000      529,974       540,645       500,000       533,400     525,690

Puerto Rico Highway &
Transportation Authority
6-1/4% due July 1, 2004                                 -            -             -     1,000,000     1,074,342   1,079,950

Puerto Rico Municipal Finance Agency
6.0% due July 1, 2005                           1,000,000    1,051,764     1,095,340             -             -           -

University of Puerto Rico Revs Ref
6-1/4% due June 1, 2008                         1,000,000    1,061,306     1,133,970     1,000,000     1,065,759   1,097,370

City of Yonkers, NY General Purposes
Unlimited Tax
5.50% due August 1, 2005                        1,000,000    1,032,951     1,050,400     1,000,000     1,036,641   1,021,330
                                               ----------   ----------    ----------     ----------   ----------  ----------
                                               13,170,000   14,043,751    14,476,695    11,170,000    11,596,342  11,826,398
                                               ----------   ----------    ----------     ----------   ----------  ----------

                                    The accompanying notes are an integral
                                     part of these financial statements.
                                                    -5-

                                          TRIDAN CORP.

                        SCHEDULES OF INVESTMENTS IN MUNICIPAL OBLIGATIONS
                                         (Continued)

                                   April 30, 1998 and 1997
                                                                1998                                            1997
                                            ---------------------------------------   -------------------------------------
                                              Principal     Amortized      Market      Principal      Amortized     Market
                                               Amount         Cost          Value       Amount          Cost         Value
                                            -----------   ----------- -------------   -----------   -----------  ----------
General Obligations
N.Y.C. General Purpose
Unlimited Tax Series
5.4% due August 1, 2000                     $ 835,000      $ 827,968    $  853,787    $  850,000   $   842,738 $   864,552

N.Y.C. Ref Unlimited:
5-7/8% due August 1, 2003                   2,000,000      2,107,198     2,109,120             -             -           -

5-3/4% due August 1, 2002                   1,000,000        991,770     1,044,050     1,000,000       990,229   1,027,280

State of New York Ref Unlimited Tax
6.5% due July 15, 2005                      1,700,000      1,857,999     1,890,366     1,700,000     1,875,832   1,853,357
                                            ---------      ---------     ---------     ---------     ---------   ---------
                                            5,535,000      5,784,935     5,897,323     3,550,000     3,708,779   3,745,189

U.S. - Government Backed
N.Y.C. General Purpose
5.4% due August 1, 2000                        15,000         14,770        15,338             -             -           -

Monroe County N.Y. Pub Imp Unlimited Tax
6% due June 1, 2010                           900,000        907,613     1,002,456       900,000       908,034     965,079

Triborough Bridge & Tunnel
Authority - Revenue Refunding
7% due January 1, 2020                              -              -            -      1,000,000     1,063,964   1,091,450

6.80% due January 1, 2004                           -              -            -      1,000,000       994,843   1,084,810
                                             --------       --------     ---------     ---------     ---------   ---------
                                              915,000        922,383     1,017,794     2,900,000     2,966,841   3,141,339
                                             --------       --------     ---------     ---------     ---------   ---------
                                          $34,820,000    $36,164,626   $37,749,270   $33,865,000   $34,729,443 $35,832,542
                                          ===========    ===========   ===========   ===========   =========== ===========

                                    The accompanying notes are an integral
                                      part of these financial statements.
                                                     -6-



                                         TRIDAN CORP.

                                  STATEMENTS OF OPERATIONS

                             Years Ended April 30, 1998 and 1997


                                                                1998           1997
                                                                ----           ----
Investment income:

Interest                                                     $2,212,247      $2,230,860

Amortization of bond premium
  and discount - net                                           (118,003)       (116,036)
                                                              ---------      ----------

Total investment income                                       2,094,244       2,114,824
                                                              ---------       ---------

Expenses:

Investment advisory fee (Note 2)                                110,023         109,177

Professional fees                                                86,965          84,603

Directors' fees                                                  45,000          45,000

Administrative fee                                               89,200          88,630

Insurance and administrative expenses                            10,681           6,695
                                                               --------        --------
Total expenses                                                  341,869         334,105
                                                                -------        --------

Investment income - net                                       1,752,375       1,780,719
                                                              ---------       ---------

Realized and unrealized gain (loss) on investments:
Net realized gain on investments                                327,896         460,541

Change in unrealized appreciation
  of investments for the year                                   481,545        (594,075)
                                                                -------        --------

  Net gain (loss) on investments                                809,441        (133,534)
                                                                -------        --------

Net increase in net assets resulting from operations         $2,561,816       $1,647,185
                                                             ==========       ==========


                                      The accompanying notes are an integral
                                        part of these financial statements.
                                                    -7-


                                   TRIDAN CORP.

                      STATEMENTS OF CHANGES IN NET ASSETS

                   Years Ended April 30, 1998, 1997 and 1996

                                                                              1998            1997            1996
Increase (decrease) in net assets resulting                                   ----            ----            ----
 from operations:

Investment income - net                                                  $1,752,375     $ 1,780,719     $ 2,059,838

Net realized gain on investments                                            327,896         460,541         217,296

Change in unrealized appreciation                                           481,545        (594,075)       (184,655)
                                                                          ---------     -----------     -----------
Net increase in net assets
resulting from operations                                                 2,561,816       1,647,185       2,092,479

Distributions to shareholders from:
Investment income - net                                                  (1,952,849)     (1,683,398)     (2,008,864)

Capital gains - net                                                        (245,269)       (522,977)       (200,890)

Redemptions of 2,654.9355 shares,
13,393.5815 shares and
2,993.5065 shares, respectively                                             (33,366)       (165,145)        (37,777)
                                                                           --------       ---------        --------
Total increase (decrease)                                                   330,332        (724,335)       (155,052)

Net assets:

Beginning of year                                                        38,476,318      39,200,653      39,355,705
                                                                         ----------      ----------      ----------
End of year, including
* Net undistributed investment income
  of $5,505, $205,979 and $108,658,
  respectively, and
* Net undistributed (over distributed)
  capital gains of $36,560, $(46,067)
  and $16,369, respectively                                               $38,806,650     $38,476,318     $39,200,653
                                                                        ===========     ===========     ===========



Note 1 - Significant accounting policies
----------------------------------------
The following is a summary of the significant accounting policies followed by Tridan Corp. (the "Company"), a closed-end, non-diversified management investment company registered under the Investment Company Act of 1940, in the preparation of its financial statements.

Acquisition and valuation of investments
----------------------------------------
Investment transactions are accounted for on the date the securities are purchased/sold (trade date) and interest on securities acquired/sold is included in income from/to the settlement date. Investments are carried at amortized cost in the Company's accounting records but are shown at market value in the accompanying financial statements. Short-term investments are stated at cost, which is equivalent to market value.

Market values for the Company's investments in municipal obligations have been determined based on the bid price of the obligation, if available; if not available, such value is based on a yield matrix for similarly traded municipal obligations.

Amortization of bond premium or discount
----------------------------------------
In determining investment income, bond premium or discount is amortized on a straight-line basis over the remaining term of the obligation.

Income taxes
------------
It is the Company's policy to comply with the requirements of the Internal Revenue Code that are applicable to regulated investment companies and to distribute substantially all of its taxable income to its shareholders. Therefore, no income tax provision is required.

Cash and cash equivalents
-------------------------
The Company considers all investments that can be liquidated on demand to be cash equivalents. The Company maintains all of its cash and cash equivalents in one financial institution. At times, such balances may be in excess of amounts insured by the Federal Deposit Insurance Corporation.

Concentration of credit risk
----------------------------
The value of the Company's investments may be subject to possible risks involving, among other things, the continued creditworthiness of the various state and local government agencies and public financing authorities underlying its investments. The Company and its investment adviser periodically consider the credit quality of the Company's investments, and the Company adheres to its investment objective of investing only in investment grade securities.



Note 2 - Investment advisory fee
--------------------------------
The Company utilizes the services of Morgan Guaranty Trust Company of New York ("Morgan") as its investment adviser and custodian for its investments. The annual advisory fee is .28 of one percent of the net assets under management. The fee is computed and payable quarterly, based on the market value of net assets held by Morgan on the last day of each fiscal quarter.

Note 3 - Investment transactions
--------------------------------
Purchases and sales of investments in municipal obligations (excluding short-term and demand investments) amounted to approximately $8,740,000 and $7,513,000, respectively, for the year ended April 30, 1998 and $7,637,000 and $8,763,000, respectively, for the year ended April 30, 1997.

At April 30, 1998 and 1997, the net unrealized appreciation on investments in municipal obligations was $1,584,644 and $1,103,099, respectively.

Note 4 - Common stock, net asset values and share redemption plan
-----------------------------------------------------------------
At April 30, 1998 and 1997, there were 6,000,000 shares of $0.02 par value common stock authorized of which 3,199,100 had been issued aggregating $63,982, and additional paid-in capital aggregating $312,787.

The net asset value per share is calculated by dividing the value of all assets less total liabilities by the number of common shares outstanding at the end of the period.

The net asset value per share and the shares outstanding were as follows:

                                                                                April 30,
                                                                          -------------------
                                                                          1998           1997
                                                                          ----           ----
Net asset value:
  - at market value of the underlying investments                       $12.37         $12.25

  - at amortized cost                                                   $11.86         $11.90


Shares outstanding at:
   April 30, 1998                                                           3,138,061.6805
   April 30, 1997                                                           3,140,716.6160





Note 4 - Common stock, net asset values and share redemption plan (continued)
-----------------------------------------------------------------------------

The Company's share redemption plan permits "eligible shareholders" or their estates to have their shares redeemed upon reaching age 65 or upon death. Shares are redeemed at the net asset value per share as of the end of the Company's fiscal quarter in which the request for redemption is received. At April 30, 1998 and 1997,$700,355 (61,038.3195 shares) and $666,989
(58,383.384 shares), respectively, had been redeemed under this plan.

Note 5 - Distributions
----------------------
During the years ended April 30, 1998 and 1997, distributions, which except for capital gains were exempt from federal income tax, of $2,198,118 ($.70 per share) and $2,206,375 ($.70 per share), respectively, were declared and paid to shareholders.

Note 6 - Contingency
--------------------
Prior to becoming a management investment company in April 1980, the Company, through its subsidiaries, was engaged in the business of manufacturing and selling women's and children's apparel, principally under the trademark "Danskin". In April 1980, the Company sold this business to International Playtex, Inc. ("Playtex"). The item outlined below relates to these prior operations of the Company.

On May 25, 1982, the Company was notified by Playtex of certain counterclaims asserted by a former customer of the Company in an action instituted by Playtex to recover amounts allegedly due for goods sold and delivered to this former customer. This former customer seeks damages of approximately $800,000 for the Company's and Playtex's alleged refusal to sell merchandise to them. In management's opinion, it is unlikely that the resolution of this contingency will result in a liability which would materially affect the Company's financial position.

Note 7 - Supplementary information
----------------------------------

Selected per share data and ratios.
                                       For the Fiscal Years Ended April 30,
                                       ------------------------------------
                                     1998     1997     1996     1995     1994
                                     ----     ----     ----     ----     ----
Per share data:
 Investment income                  $ .67    $ .68    $ .75    $ .80    $ .82
 Expenses                            (.11)    (.11)    (.10)    (.10)    (.10)
                                    -----    -----    -----    -----    -----
Investment income - net               .56      .57      .65      .70      .72
Net realized and unrealized gain
 (loss) on investments                .26     (.04)     .01     (.02)    (.35)
Distributions:
 Investment income - net             (.62)    (.54)    (.64)    (.67)    (.77)
 Capital gains - net                 (.08)    (.17)    (.06)    (.03)    (.08)

Net increase (decrease)
 in net asset value                   .12     (.18)    (.04)    (.02)    (.48)

Net asset value:
 Beginning of year                   2.25    12.43    12.47    12.49    12.97
 End of year                       $12.37   $12.25   $12.43   $12.47   $12.49

Ratios:
 Expenses to average net assets       .88%     .86%     .77%     .77%     .78%

Investment income - net
 to average net assets               4.53     4.58%    5.24%    5.60%    5.62%

Average number of shares out-
 standing (in thousands)            3,139    3,147    3,156    3,159     3,162



                  The accompanying notes are an integral
                   part of these financial statements.

                                - 9 -


                            TRIDAN CORP.

                         477 Madison Avenue
                      New York, New York 10022

               NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                     TO BE HELD JUNE 16, 1998
To the Shareholders of Tridan Corp.:

     The Annual Meeting of Shareholders of Tridan Corp. (the "Company") will be held on Tuesday, June 16, 1998, at 10:00 A.M. At the offices of Kantor, Davidoff, Wolfe, Mandelker & Kass, P.C., 17th floor, 51 East 42nd Street, New York, New York 10017.

The following subjects will be considered and acted upon at the meeting:

     (1)     Election of five directors;

     (2) Ratification of the selection of Leslie Sufrin and Company, P.C. as auditors of the Company for the fiscal year ending
             April 30, 1999;

     (3) Transaction of such other business as may properly come before the meeting or any adjournment or adjournments thereof.

     The subjects referred to above are discussed in the Proxy Statement attached to this notice. Each shareholder is invited to attend the Annual Meeting of Shareholders in person. Shareholders of record at the close of business on May 15, 1998 have the right to vote at the meeting. If you cannot be present at the meeting, we urge you to fill in, sign and promptly return the enclosed proxy in order that your shares will be represented at the meeting.

                                By Order of the Board of Directors


                                I. Robert Harris, Secretary
May 26, 1998


                              TRIDAN CORP.

                           477 Madison Avenue
                         New York, New York 10022


                           PROXY STATEMENT


     This statement is furnished in connection with the solicitation by the Board of Directors of Tridan Corp., a New York corporation (the "Company") of proxies to be voted at the Annual Meeting of Shareholders to be held June 16, 1998 and any and all adjournments thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders. This Proxy Statement is being mailed to shareholders on or about May 26, 1998.

     All proxies which have been properly executed and received in time will be voted at the meeting in accordance with the instructions thereon. Any shareholder executing a proxy may revoke it in writing by execution of another proxy or by any other legal method at any time before the shares subject to the proxy are voted at the meeting. The Board of Directors recommends that shares be voted, and if no choice is specified on the proxy, the shares will be voted FOR the election as directors of the nominees hereinafter named, FOR ratification of the selection of Leslie Sufrin and Company P.C. as auditors, and in the discretion of the proxy holders on such other matters as may properly come before the meeting.

     As of May 15, 1998, there were issued and outstanding 3,138,061.6805 shares of capital stock, par value $.02 per share, of the Company, which is the only class of capital stock of the Company. Shareholders will be entitled to one vote for each share held, with pro rata voting rights for any fractional shares. Holders of record of such shares at the close of business on May 15, 1998 will be entitled to vote at the meeting.

     The participants in the Tridan Corp. Employees' Stock Ownership Trust are the beneficial shareholders of the shares held under the Trust, and the shares held for such participants will be voted only if and as directed by the participant for whose account such shares are held of record by the trustees of the Trust. Accordingly, the attached Notice, this Proxy Statement and the form of proxy have been mailed to each person who was a participant on the record date, and the shares beneficially owned by such participants will be voted in accordance with their proxies.

     The Company will pay the cost of preparing, assembling, and mailing the form of proxy and the material used in connection with solicitation of proxies. In addition to solicitation by use of the mails, certain officers and directors of the Company, who will receive no compensation for their services (other than their regular compensation) may solicit the return of proxies personally or by telephone or telegraph.

     An Annual Report covering the operations of the Company for its fiscal years ended April 30, 1998 and 1997 is enclosed herewith, but does not constitute a part of the material for the solicitation of proxies.


                        ELECTION OF DIRECTORS

     At the meeting, five directors are to be elected to hold office until the next Annual Meeting of Shareholders and until their respective successors shall have been chosen and qualified, or as otherwise provided in the By-Laws of the Company. The election of a Board of Directors will require a vote of a majority of the shares present in person or by proxy at the meeting.

     It is intended that the persons named in the accompanying proxy will vote such proxy, if signed and returned, for the election of the nominees listed below. If for any reason any of said nominees shall become unavailable for election, which is not anticipated, the proxies may be voted for a substitute nominee designated by the Board of Directors. The Board of Directors has no reason to expect that any of the nominees will fail to be a candidate at the meeting and, accordingly, does not have in mind any substitute.

     Mr. Goodman has been a director of the Company since it became an investment company in 1980. Mr. Flynn has been a director since 1984, Mr. Negin since 1985, Mr. Pelton since 1988, and Mr. Stoever since 1995.

     As of May 15, 1998, Peter Goodman owned beneficially 1,332,381.35 shares (42.46%) of the Company, which does not include shares owned by Barbara S. Goodman, Peter Goodman's wife, nor shares owned by them as trustees for his brother Thomas Goodman, but which does include shares owned indirectly by Mr. Goodman as a trustee for his daughter, as set forth in the section entitled "Principal and Management Shareholders."

                              -2-

     The following table sets forth the names, ages and business experience of the nominees:
                                                Business experience
Name                          Age               For Past Five Years
Thomas David Flynn            85                Trustee Emeritus of Columbia
                                                University; Director Emeritus
                                                of National Bureau of Economic
                                                Research.
Peter Goodman*<F1>            72                President of Tridan Corp.

Jay Stanley Negin<F1>         67                Attorney; Investor.

Warren Fred Pelton*<F1>       60                President of National
                                                Association on Drug Abuse
                                                Problems, Inc. prior to 1996;
                                                currently Director of
                                                Development, International
                                                College.

Russell Jude Stoever*<F1>     53                Vice President of Stoever
                                                Glass & Co., Inc.

<F1>
*A director of the Company who is an "interested person" or deemed an "interested person", as defined by Section 2(a)(19) of the Investment Company Act of 1940, is indicated by an asterisk. Mr. Goodman is an "interested person" by reason of his being an officer and holder of more than 5% of the shares of the Company, Mr. Pelton by reason of his being an officer of the Company, and Mr. Stoever by reason of his affiliation with a registered broker-dealer.

     Five meetings of the Board of Directors were held during the fiscal year ended April 30, 1998, and each director attended more than 75 percent of the total number of meetings. The Board of Directors of the Company does not have an audit, nominating, compensation or similar committee.


          COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

     Each director of the Company receives an annual fee of $9,000 for directorial services rendered by him. No executive officer received cash compensation exceeding $60,000.

     All executive officers of the Company as a group (two persons) received compensation (comprised solely of directors' fees described above) aggregating $18,000 applicable to fiscal 1998 (which excludes professional fees paid to the law firm of which I. Robert Harris, secretary of the Company, is a member).


                                      -3-

                  PRINCIPAL AND MANAGEMENT SHAREHOLDERS

     The following table sets forth certain information concerning directors and nominees as directors of the Company and persons believed by the Company to be the record owners of more than five percent (5%) of the Company's voting securities as of May 15, 1998:
                                            Number of Shares               Percent
Title of          Name and Address of       Beneficially Owned             of Class on
Class             Beneficial Owner          on May 15, 1998                May 15, 1998
Capital Stock     Peter Goodman             1,332,381.35 1/<F1> 2/<F2>     42.46%
(par value $.02)  Wendover Road
                  Rye, NY  10580
                  Barbara S. Goodman          375,500.00 1/<F1>            11.97%
                  (wife of Peter Goodman)
                  Wendover Road
                  Rye, NY  10580
                  Robert W. Erdos             282,640.11 2/<F2> 3/<F3>      9.01%
                  549 Fairview Terrace
                  York, PA  17403
                  Thomas Goodman              703,982.17 2/<F2> 4/<F4>     22.43%
                  79-11 41st Avenue
                  Elmhurst, NY  11373
                  Warren F. Pelton             29,930.89 2/<F2>             0.95%
                  12651 Hunters Lakes
                  Court
                  Bonita Springs, FL  34135

                  All officers,             1,362,312.24 1/<F1> 2/<F2>     43.41%
                  directors and
                  nominees as a
                  group (6 persons)

<F1>
1/    Included in the total number of shares listed above as owned by Peter
Goodman are 1,267,500 shares owned directly by him of record and beneficially, and 55,000 shares owned indirectly as a co-trustee for his daughter, with respect to which he has shared voting and investment power. Not included are 600,000 shares owned indirectly by Mr. Goodman and his wife, Barbara S. Goodman, as co-trustees for his brother, Thomas Goodman (see footnote 4), with respect to which the co-trustees have shared voting and investment power.
                                      -4-
<F2>
2/   Including the following shares owned by Tridan Corp.  Employees Stock
Ownership Trust, as nominee only: 9,881.35 shares owned directly and beneficially by Peter Goodman, 5,640.11 shares owned directly and beneficially by Robert W. Erdos, 2,982.17 shares owned directly and beneficially by Thomas Goodman and 4,930.89 shares owned directly and beneficially by Warren F. Pelton. Messrs. Robert W. Erdos, Peter Goodman, Thomas Goodman and Warren F. Pelton are trustees of said Trust.

<F3>
3/   This amount does not include 49,000 shares owned of record and beneficially by Erda Erdos, Mr. Erdos' wife.

<F4>
4/   Including 600,000 shares owned of record only, by Peter Goodman and
Barbara S. Goodman, as trustees for Thomas Goodman (Peter Goodman's brother).

     The foregoing table and footnotes shall not be construed as an admission that Peter Goodman is the beneficial owner of any shares owned by him as a trustee for his brother or for his daughter, nor of any shares owned by Mr. Goodman's wife; nor as an admission that Barbara S. Goodman is the beneficial owner of any shares owned by her as a trustee for Peter Goodman's brother; nor as an admission that Robert W. Erdos is the beneficial owner of any shares owned by Mr. Erdos' wife.

     Peter Goodman, president and a director of the Company, controls the Company in that any matter to be voted on at the meeting can be decided by Mr. Goodman and any one of several other shareholders if they vote in the same way on such matter.


                  RELATIONSHIP WITH AND RATIFICATION OF
                INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

     The Board of Directors, including a majority of the members of the Board of Directors who are not interested persons of the Company, has selected Leslie Sufrin and Company, P.C. as independent public accountants for the Company for the fiscal year ending April 30, 1999. This selection is to be submitted for ratification by the shareholders, which requires the affirmative vote of the holders of a majority of the shares of the Company voting at the meeting.
The Board of Directors reviewed the services performed by Leslie Sufrin and Company, P.C. during the last fiscal year and determined that such services did not affect their independence. The firm has no direct or indirect financial interest in the Company, except for fees received by it for services which were furnished at customary rates and terms. Representatives of such firm are expected to be present at the meeting and will be given an opportunity to make such statements as they feel appropriate and will be available to respond to ppropriate questions.

                                        -5-

INVESTMENT ADVISORY AGREEMENT AND ADVISER

     The Investment Advisory Agreement dated April 28, 1980, as amended
April 27, 1982 and further amended June 17, 1987 (the "Agreement"), under which Morgan Guaranty Trust Company of New York ("Morgan Guaranty") serves as the Company's investment adviser, was most recently approved by the shareholders at the annual meeting on June 22, 1982. On May 21, 1998, the Board of Directors (including the Company's independent directors) unanimously approved a continuation of the Agreement until June 30, 1999 (subject to the early termination provisions contained in the Agreement).

     Morgan Guaranty is a wholly-owned subsidiary of J. P. Morgan & Co. Incorporated, 60 Wall Street, New York, New York 10260-0060. Under the Agreement, Morgan Guaranty, subject to the general supervision of the Company's Board of Directors and in conformance with the stated policies of the Company, manages and has custody of investment operations and the composition of the Company's portfolio of securities and investments.
In this regard, it is the responsibility of Morgan Guaranty to make investment decisions for the Company and to place the purchase and sale orders for the portfolio transactions of the Company.

     As compensation for the services rendered and related expenses borne by Morgan Guaranty, the Company, under the Agreement, has paid Morgan Guaranty an annual fee, computed and payable quarterly, equal to 0.28% of the Company's net assets under management. Morgan Guaranty received fees aggregating $110,023 applicable to the year ended April 30, 1998.

     The investment advisory services of Morgan Guaranty to the Company are not exclusive under the terms of the Agreement. Morgan Guaranty is free to, and does, render investment advisory services to others, including the following open-end management investment companies:

                                           Net Assets as of         Annual Advisory
Investment Company                         April 30, 1998           Fee Rate
The Federal Money Market Portfolio         $  995,028,165           .20% on first
                                                                    $1 billion;
                                                                    .10% on balance
The Treasury Money Market Portfolio        $  559,078,767           .20% on first
                                                                    $1 billion;
                                                                    .10% on balance
The Prime Money Market Portfolio           $5,781,451,343           .20% on first
                                                                    $1 billion;
                                                                    .10% on balance
The Tax Exempt Money Market                                         .20% on first
  Portfolio                                $1,437,438,498           $1 billion;
                                                                    .10% on balance
The Short Term Bond Portfolio              $   99,736,746           .25%
                                      -6-
The U.S. Fixed Income Portfolio            $1,173,651,732           .30%
The Tax Exempt Bond Portfolio              $  695,954,425           .30%
The U.S. Equity Portfolio                  $  838,397,249           .40%
The U.S. Small Company Portfolio           $  722,908.948           .60%
The International  Equity Portfolio        $  622,555,720           .60%
The Diversified Portfolio                  $  557,580,460           .55%
The Non-U.S. Fixed Income Portfolio        $    6,388,650           .35%
The Emerging Markets Equity Portfolio      $  381,141,518           1.00%
The New York Total Return
  Bond Portfolio                           $  209,159,637           .30%
The Japan Equity Portfolio                 $    2,365,190           .65%
The European Equity Portfolio              $   32,164,105           .65%
Global Strategic Income Portfolio          $  201,625,967           .45%
Emerging Markets Debt Portfolio            $   14,336,856           .70%
International Opportunities Portfolio      $  531,373,953           .60%
Tax Aware U.S. Equity Fund                 $   58,732,394           .45%
Tax Aware Disciplined Equity Fund          $   67,188.506           .35%
Disciplined Equity Portfolio               $  283,705,144           .35%
California Bond Fund                       $   51,717,491           .30%
JPM Treasury Money Market Portfolio        $    1,637,940           .20%
JPM Bond Portfolio                         $   17,314,405           .30%
JPM Equity Portfolio                       $   10,690,749           .40%
JPM Small Company Portfolio                $    6,009,004           .60%
JPM International Equity Portfolio         $    6,009,004           .60%
Mutual Investment Fund of                                           .50% on first
  Connecticut, Inc.                        $   45,943,057           $75 million;
                                                                    .45% on balance

US Small Company Opportunities             $  195,062,667           $.60%

     Morgan Guaranty seeks to obtain the best price and execution of orders placed for the Company's assets considering all of the circumstances.
If transactions are executed in the over-the-counter market, Morgan Guaranty will deal with the principal market makers, unless more favorable prices and executions are otherwise obtainable. There is no agreement by Morgan Guaranty with any broker or dealer to place orders with it. When circumstances relating to a proposed transaction indicate that a particular broker or dealer is in a position to provide the best execution considering all factors including price, the order is placed with that broker or dealer. This may or may not be a broker or dealer which has provided statistical or other factual information to Morgan Guaranty. Subject to the requirement of seeking the best price and execution, Morgan Guaranty may, in circumstances in which two or more brokers are in a position to offer comparable prices and execution, give preference to a broker or dealer which has provided statistical and other factual information to it. Morgan Guaranty is of the opinion that while such information is useful in varying degrees, it is of indeterminable value and does not reduce the expenses of Morgan Guaranty. In recognition of the brokerage execution services Morgan Guaranty may pay a brokerage commission in excess of that which another broker might have charged for the same transaction. Morgan Guaranty periodically evaluates the overall reasonableness of brokerage commissions paid by the Company. The factors considered in these evaluations include the competitive negotiated rate structure at the time the commission is charged and the effectiveness of the broker's execution.

     The names and principal occupations of the chief executive officers and each director of Morgan Guaranty are as follows: Douglas A.
Warner III, Chairman of the Board and Chief Executive Officer,
Morgan Guaranty; Dennis Weatherstone, Retired Chairman of the
Board, Morgan Guaranty; Walter A. Gubert, Vice Chairman of the
Board, Morgan Guaranty; Robert G. Mendoza, Vice Chairman of the
Board, Morgan Guaranty; Michael E. Patterson, Vice Chairman of the Board, Morgan Guaranty; Kurt F. Viermetz, Retired Vice Chairman of the Board, Morgan Guaranty; Paul A Allaire, Chairman of the
Board and Chief Executive Officer, Xerox Corp.; Riley P. Bechtel,
Chairman and Chief Executive Officer, Bechtel Group, Inc.; Lawrence
A. Bossidy, Chairman of the Board and Chief Executive Officer, Allied
Signal Inc.; Martin Feldstein, President and Chief Executive Officer, National Bureau of Economic Research, Inc.; Ellen V. Futter, President, American Museum of Natural History; Hanna H. Gray, President Emeritus and Professor of History, The University of Chicago; James R. Houghton, Retired Chairman of the Board, Corning Incorporated; James L. Ketelseh, Retired Chairman and Chief Executive Officer, Tenneco Inc.; John A. Krol, President and Chief Executive Officer, E.I. duPont deNemours and Company;
Lee R. Raymond, Chairman of the Board and Chief Executive Officer, Exxon Corporation; Richard D. Simmons, Retired President, Washington Post Company and International Herald Tribune; and Douglas C. Yearley, Chairman, President and Chief Executive Officer, Phelps Dodge Corporation. All of the foregoing persons may be reached c/o Morgan Guaranty Trust Company of New York, 60 Wall Street, New York, New York 10260-0060.

                           SUPPLEMENTAL INFORMATION

     The executive officers of the Company, all of whom serve at the pleasure of the Board of Directors, are as follows: Peter Goodman (President), Warren F. Pelton (Vice President and Treasurer) and I. Robert Harris (Secretary). Messrs. Goodman and Harris have served in their respective positions since the Company registered with the Securities and Exchange Commission as an investment company in April, 1980. Mr. Pelton became Vice President and Treasurer in 1995. The ages and principal occupations of Messrs. Goodman and Pelton ate described above under "Election of Directors." I. Robert Harris (age 66) has been of counsel to the law firm of Kantor, Davidoff, Wolfe, Mandelker & Kass, P.C., general counsel to the Company, for more than the past 5 years.


                        SHAREHOLDER PROPOSALS
                       FOR 1996 ANNUAL MEETING

     The next annual meeting of shareholders of the Company will be held in June, 1999. Shareholders wishing to have their proposals included in the Company's Proxy Statement which will relate to that meeting must submit their proposals, preferably by certified mail,, return receipt requested, to the Company at its address listed on the first page of this Proxy Statement so that the proposals are received no later than February 1, 1999.


                          OTHER MATTERS

     As of the date of this Proxy Statement, the Board of Directors is not aware of any matters to be presented for action at the meeting other than those described above. Should other business properly be brought before the meeting, the persons named in the proxy have discretionary authority to vote in accordance with their best judgment in the interest of the Company.

Dated: May 26, 1998                     By Order of the Board of Directors


                                        I. Robert Harris, Secretary

                            TRIDAN CORP.
            ANNUAL MEETING OF SHAREHOLDERS - JUNE 16, 1998
                  THIS PROXY IS SUBMITTED ON BEHALF
                    OF THE BOARD OF DIRECTORS
          The undersigned hereby appoints PETER GOODMAN, I. ROBERT HARRIS and WARREN F. PELTON, and each of them, with power of substitution, as proxies of the undersigned, to vote all of the shares of stock which the undersigned is entitled to vote at the above stated Annual Meeting of Shareholders on June 16, 1998, and all adjournments thereof.

     (1)     FOR the election, as directors,          WITHHOLD AUTHORITY
             of all nominees listed below             to vote for all
             (except as marked to                     nominees listed
             the contrary below)                      below
             [   ]                                    [   ]

(INSTRUCTION:     To withhold authority to vote for any individual nominee,
                  strike a line through that nominee's name in the list below.)

THOMAS DAVID FLYNN, PETER GOODMAN, JAY STANLEY NEGIN,
WARREN FRED PELTON, RUSSELL JUDE STOEVER


     (2)     FOR [   ]  AGAINST [   ]  ABSTAIN [   ]  the ratification of the
selection of Leslie Sufrin and Company, P.C. as auditors of the Company for the fiscal year ending April 30, 1999;
     (3) Upon any other matter which may properly come before the meeting, in their discretion.
     Every properly signed proxy will be voted in the manner specified hereon and, in the absence of such specification, will be voted FOR the election of directors and FOR Item (2) above.

PLEASE SIGN AND RETURN PROMPTLY, USING THE ENCLOSED ENVELOPE

Receipt of the Notice
of Annual Meeting and                               Signature
Proxy Statement is
hereby acknowledged
                                                    Signature
Dated:       1998

IMPORTANT:     Joint owners must EACH sign.  When signing as attorney, trustee, executor, administrator, guardian or corporate officer, please give your full title.



Tridan - Proxy